U.S. Department of Justice

                                                          United States Attorney

                                                    Eastern District of Virginia
--------------------------------------------------------------------------------

                                                            2100 Jamieson Avenue
                                                      Alexandria, Virginia 22314
                                                             Tel. (703) 299-3700
                                                              Fax (703) 299-3981


December 15, 2004

Richard Cullen, Esquire
McGuire Woods LLP
One James Center
901 East Cary Street
Richmond, VA 23219-4030

                  Re:      Time Warner Inc. and America Online, Inc.
                           -----------------------------------------

Dear Mr. Cullen:

     This letter sets forth the agreement entered into between the United States Attorney's Office for the Eastern District of Virginia and the United States Department of Justice, Criminal Division ("Criminal Division"), collectively referred to as the "Department of Justice," and your client, Time Warner Inc. ("TWI"). TWI warrants and represents that it is authorized to enter into and comply with all provisions of this letter agreement and that the person signing the letter agreement has the authority to bind TWI. The letter agreement between TWI and the Department of Justice is as follows:

     1. TWI accepts responsibility for the conduct of its employees at its wholly-owned subsidiary, America Online, Inc. ("AOL"), in connection with the PPRO Transactions as described in paragraph 2 of the Agreement entered into on this date between AOL and the Department of Justice ("the Agreement").

     2. TWI shall cooperate with the Department of Justice with respect to materials in TWI Corporate's possession, custody, or control to the same extent, and under the same standards, as AOL must do so with respect to materials in AOL's possession, custody, or control under paragraphs 6-8 and 23 of the Agreement. TWI shall also cooperate with the Independent Monitor's examination of AOL's internal controls to the same extent as AOL must do so under paragraph 13 of the Agreement. TWI's public statements shall be subject to paragraphs 12 and 19 of the Agreement to the same extent as those of AOL. TWI shall also adhere to the provisions of paragraph 21 of the Agreement if it sells or merges all or substantially all of AOL's business operations as they exist as of the date of the Agreement.

     3. The question of whether TWI has breached its obligations under this letter agreement shall be determined in the same manner as the question of whether AOL has breached its obligations under the Agreement, as set forth in paragraphs 17-20 of the Agreement. Consistent with paragraph 4 of the Agreement, should the Court decline to approve the Agreement to defer prosecution for any reason, this letter agreement between TWI and the Department of Justice shall be null and void, and the parties shall revert to their pre-letter agreement positions.

     4. TWI waives its speedy trial rights to the same extent as AOL waives its rights under paragraph 16 of the Agreement.

     5. If TWI cooperates as set forth in this letter agreement, and if AOL fulfills its obligations under the Agreement, the Department of Justice and the United States Attorney's Office for the Central District of California shall not prosecute TWI (or any successor or subsidiary) for any conduct relating to the PPRO Transactions (including the conduct described in the complaint filed under paragraph 1 of the Agreement) or any conduct related to the Covered
Transactions. This includes any accounting, statements, disclosures, or omissions related to the PPRO Transactions or the Covered Transactions, from July 1, 1999 through the date of this letter agreement. This paragraph does not confer immunity for violations of antitrust, bribery, or tax statutes, rules or regulations.

     6. TWI agrees that if it sells or merges all or substantially all of its business operations as they exist as of the date of this letter agreement to or into a single purchaser or group of affiliated purchasers during the term of this letter agreement, it shall include in any contract for sale or merger a provision binding the purchaser/successor to the obligations described in this letter agreement.

     7. This letter agreement sets forth all of the terms of the agreement between TWI and the Department of Justice. No modifications or additions to this letter agreement shall be valid unless they are in writing and signed by the Department of Justice, TWI, and a duly authorized representative of TWI. This letter agreement does not confer any rights on any party other than TWI, including any individuals.


     If this letter agreement accurately reflects the agreement entered into between the Department of Justice and TWI, please sign the Acknowledgment of Agreement below. Please also have the signatures of the corporate signatories notarized. In addition, please provide a copy of requisite authorization to enter into this letter agreement by TWI's directors. Please return the original of this letter agreement to Paul J. McNulty, United States Attorney for the Eastern District of Virginia.


                                        Sincerely,


                                        /s/ Paul J. McNulty
                                        ----------------------
                                        Paul J. McNulty
                                        United States Attorney


                                        /s/ Joshua R. Hochberg
                                        ----------------------
                                        Joshua R. Hochberg
                                        Chief, Fraud Section
                                        Criminal Division, Department of Justice

                           ACKNOWLEDGMENT OF AGREEMENT

                                TIME WARNER INC.

     I have read this letter agreement and carefully reviewed every part of it with counsel for Time Warner Inc. ("TWI"). I understand the terms of this letter agreement and voluntarily agree, on behalf of TWI, to each of the terms. Before signing this letter agreement, I consulted with the attorney for TWI. The attorney fully advised me of TWI's rights, of possible defenses, and of the consequences of entering into this letter agreement. No promises or inducements have been made other than those contained in this letter agreement. Furthermore, no one has threatened or forced me, or to my knowledge any person authorizing this letter agreement on behalf of TWI, in any way to enter into this letter agreement. I am also satisfied with the attorney's representation in this matter. I certify that I am an officer of TWI, and that I have been duly authorized by TWI to execute this letter agreement on its behalf.


/s/ Richard D. Parsons                               12/13/04
----------------------                               -----------
Richard D. Parsons                                   Date
Chairman & Chief Executive Officer
Time Warner Inc.


     I certify that this letter agreement has been reviewed by duly authorized officials for TWI who understand its terms.


/s/ Richard Cullen                                   Dec 14, '04
------------------                                   ------------
Richard Cullen, Esq.                                 Date
McGuire Woods LLP

Attorneys for Time Warner Inc.